                                                                   Exhibit 25.01

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                   ----------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                   ----------

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                     A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                                   ----------

                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

         _______________________                                  13-4994650
         (State of incorporation                              (I.R.S. employer
         if not a national bank)                            identification No.)

          1111 POLARIS PARKWAY                                       43271
             COLUMBUS, OHIO                                       (Zip Code)
(Address of principal executive offices)

                               Pauline E. Higgins
                  Vice President and Assistant General Counsel
                    JPMorgan Chase Bank, National Association
                       707 Travis Street, 4th Floor North
                              Houston, Texas 77002
                               Tel: (713) 216-1436
            (Name, address and telephone number of agent for service)

                                   ----------

                                 CITIGROUP INC.
               (Exact name of obligor as specified in its charter)

                DELAWARE                                        52-1568099
     (State or other jurisdiction of                         (I.R.S. employer
     incorporation or organization)                         identification No.)

             399 PARK AVENUE                                        10043
           NEW YORK, NEW YORK                                    (Zip Code)
(Address of principal executive offices)

                                   ----------

                       JUNIOR SUBORDINATED DEBT SECURITIES
                       (Title of the indenture securities)

                                   ----------

                                     GENERAL

Item 1. General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

     Comptroller of the Currency, Washington, D.C.

     Board of Governors of the Federal Reserve System, Washington, D.C., 20551

     Federal Deposit Insurance Corporation, Washington, D.C., 20429.

     (b) Whether it is authorized to exercise corporate trust powers.

     Yes.

Item 2. Affiliations with the Obligor and Guarantors.

     If the obligor or any guarantor is an affiliate of the trustee, describe each such affiliation.

     None.


                                       -2-

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Item 16. List of Exhibits

     List below all exhibits filed as a part of this Statement of Eligibility.

     1. A copy of the Articles of Association of JPMorgan Chase Bank, N.A. (see
Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

     2. A copy of the Certificate of Authority of the Comptroller of the Currency for the trustee to commence business. (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

     3. None, the authority of the trustee to exercise corporate trust powers being contained in the documents described in Exhibits 1 and 2.

     4. A copy of the existing By-Laws of the Trustee. (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

     5. Not applicable.

     6. The consent of the Trustee required by Section 321(b) of the Act. (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

     8. Not applicable.

     9. Not applicable.

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, N.A., has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 16th day of June, 2006.

                                        JPMORGAN CHASE BANK, N.A.


                                        By /s/ James D. Heaney
                                           -------------------------------------
                                           /s/ James D. Heaney

                              Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            JPMorgan Chase Bank, N.A.
                  of 1111 Polaris Parkway, Columbus, Ohio 43240
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                   at the close of business March 31, 2006, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                  DOLLAR AMOUNTS
                                                                    IN MILLIONS
                                                                  --------------
                                ASSETS

Cash and balances due from depository institutions:
   Noninterest-bearing balances and
   currency and coin ..........................................     $   35,771
   Interest-bearing balances ..................................         11,008
Securities:
Held to maturity securities ...................................             72
Available for sale securities .................................         55,459
Federal funds sold and securities purchased under
   agreements to resell:
   Federal funds sold in domestic offices .....................         17,813
   Securities purchased under agreements to resell ............        228,565
Loans and lease financing receivables:
   Loans and leases held for sale .............................         32,025
   Loans and leases, net of unearned income ...................     $  381,159
   Less: Allowance for loan and lease losses ..................          5,042
   Loans and leases, net of unearned income and allowance .....        376,117
Trading Assets ................................................        246,732
Premises and fixed assets (including capitalized leases) ......          8,145
Other real estate owned .......................................            388
Investments in unconsolidated subsidiaries and associated
   companies ..................................................          1,620
Intangible assets:
   Goodwill ...................................................         23,681
   Other Intangible assets ....................................         11,704
Other assets ..................................................         44,294
TOTAL ASSETS ..................................................     $1,093,394
                                                                    ==========

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
                              LIABILITIES

Deposits
   In domestic offices ........................................     $  417,676
   Noninterest-bearing ........................................     $  134,430
   Interest-bearing ...........................................        283,246
   In foreign offices, Edge and Agreement subsidiaries and
      IBF's ...................................................        163,635
   Noninterest-bearing ........................................     $    6,677
   Interest-bearing ...........................................        156,958
Federal funds purchased and securities sold under agree-
   ments to repurchase:
   Federal funds purchased in domestic offices ................          9,221
   Securities sold under agreements to repurchase .............        125,094
Trading liabilities ...........................................        137,150
Other borrowed money (includes mortgage indebtedness
   and obligations under capitalized leases) ..................         90,745
Subordinated notes and debentures .............................         18,638
Other liabilities .............................................         41,884
TOTAL LIABILITIES .............................................      1,004,043
Minority Interest in consolidated subsidiaries ................          1,956

                            EQUITY CAPITAL

Perpetual preferred stock and related surplus .................              0
Common stock ..................................................          1,785
Surplus (exclude all surplus related to preferred stock) ......         59,450
Retained earnings .............................................         27,149
Accumulated other comprehensive income ........................           (989)
Other equity capital components ...............................              0
TOTAL EQUITY CAPITAL ..........................................         87,395
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL ......      1,093,394
                                                                    ==========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.


                                        ----------------------------------------
                                        JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory AUTHORITY AND IS TRUE AND CORRECT.

                                        MICHAEL J. CAVANAGH     )
                                        WILLIAM B. HARRISON, JR.) DIRECTORS
                                        JAMES DIMON             )